Exhibit 10.01

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT made and entered effective as of February 1, 2010, by and between CLICKER Inc., a Nevada corporation (the “Company”) and Greystone Capital Partners, Inc., a Nevada corporation (“Greystone”).

WITNESSETH:

WHEREAS, Greystone has purchased debt evidenced by a certain promissory note in a principal amount of $491,400, which includes $91,400 of accrued interest as of February 1, 2010 (the “Debt”);

WHEREAS, the Company has requested that Greystone agree to restructure (the “Restructuring”) the Debt into a Convertible Note (the “New Debt”) with such New Debt convertible into the Company’s shares of common stock at a fifty percent (50%) discount to market, thereby eliminating the Debt;

WHEREAS, Greystone has agreed to the Restructuring and the New Debt;

WHEREAS, the board of directors of the Company deems it advisable and in the best interests of the Company to consummate the transactions contemplated by this Agreement upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and in reliance upon the undertakings, representations, warranties and indemnities contained herein, the Company and Greystone hereby agree as follows:

ARTICLE 1
EXCHANGE OF SHARES; CLOSING

Section 1.1                      Restructuring.  Subject to the terms and conditions herein stated, Greystone agrees at the Closing that the Debt shall be restructured and, as so restructured, to exchange the Debt for the New Debt pursuant to the Convertible Note dated as of the date hereof (the “Convertible Note”).

Section 1.2                      Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement and the Convertible Note.

Section 1.3                      Deliveries at Closing.  At the closing, Greystone and the Company shall exchange executed copies of this Agreement and the Convertible Note.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Greystone as of the date hereof as follows:

Section 2.1                      Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has all requisite corporate power and authority to own its properties and carry on its business as now being conducted.

Section 2.2                      Authority; Enforceability.  The Company has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated.  This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

Section 2.3                      Third Party Consents.  No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery of this Agreement or the consummation by the Company of any of the transactions contemplated hereby.

Section 2.4                      No Other Representations or Warranties.  Except as set forth above in this Section 2, no other representations or warranties, express or implied, are made in this Agreement by the Company to Greystone.

ARTICLE 3
MISCELLANEOUS

Section 3.1                      Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and shall not be limited or affected by any investigation by or on behalf of any party hereto.

Section 3.2.                                Further Assurances.  Each of the Company and Greystone will use its, as the case may be, best reasonable efforts to take all action and to do all things necessary, proper or advisable on order to consummate and make effective the transactions contemplated by this Agreement.

Section 3.3                      Entire Agreement; No Third Party Beneficiaries.  This Agreement (including the documents, exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 3.4                      Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law.

Section 3.5                      Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

Section 3.6                      Amendment and Modification.  This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

Section 3.7                      No Joint Venture.  Nothing contained herein shall make Greystone or the Company, partners or joint venturers or create any relationship or obligation between any of them except as expressly set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed themselves or by their respective duly authorized officers as of February 1, 2010.

CLICKER INC.

By:	/s/ ALBERT AIMERS
Name: Albert Aimers
Title: Chief Executive Officer

GREYSTONE CAPITAL PARTNERS, INC.

By:	/s/ BRYAN COLLINS
Name: Bryan Collins
Title: President

3